UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2007

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Thursday, June 28, 2007, Ferro Corporation (the "Company") announced that its Board of Directors has voted to increase its membership to ten, and has elected Richard J. Hipple to serve as a director of the Company. Mr. Hipple has been designated to the class of directors with terms expiring at the 2008 Annual Meeting of Shareholders (filling the vacancy created by the Board). He will serve as a member of the Board's finance committee.

There are no arrangements or understandings between Mr. Hipple and any other person pursuant to which he was selected as a director of the Company, and there are no related party transactions between Mr. Hipple and the Company.

Mr. Hipple is currently the Chairman, President and Chief Executive Officer of Brush Engineered Materials Inc. He joined Brush in 2001 from LTV Corporation, where he had served as President of a business unit, LTV Steel Company. Mr. Hipple joined LTV in 1975 and held a variety of management positions.

Mr. Hipple holds a bachelor's degree in engineering from Drexel University.

A copy of the Company's press release dated June 28, 2007, announcing the election of Mr. Hipple to the Board of Directors, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

June 27, 2007	By:	James F. Kirsch

Name: James F. Kirsch
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release